AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Employment Agreement") made as of November 1, 1999, between EPIGEN, INC.,a Delaware corporation, of Millbrook, New York (the "Company"), and DONALD C. FRESNE ("Employee"), residing at North Tower Hill Road, PO Box L, Millbrook, NY 12545.

                               W I T N E S E T H:


          WHEREAS, Employee is presently employed as Chairman of the Board and Chief Executive Officer of the Company;

          WHEREAS, the Company and Employee desire to assure the continued services of Employee to the Company on the terms and conditions set forth below;

          WHEREAS, by employment Contract originally dated April 20, 1994 and amended and restated from time to time, the Company and Employee agreed upon the terms on which Employee would be employed by the Company; and

          WHEREAS, the Company and Employee desire to amend and restate such employment Contract as hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

          1. EMPLOYMENT

             (a) The Company agrees to continue to employ Employee to render executive and managerial services to the Company and Employee accepts such appointment with the title of Chairman of the Board and Chief Executive Officer. In such capacities Employee shall be Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company, possessing such powers and authority and charged with such duties and responsibilities in relation to the business and affairs of the Company as are customarily associated with such offices, subject to the direction of the Board of Directors of the Company.

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             (b) Employee's  principal place of employment  shall be as required by the Company and agreed by Employee from time to time in the United States of America or abroad. Unless and until otherwise mutually agreed, the principal location for the performance of Employee's services shall be in Millbrook, New York. Notwithstanding the foregoing, Employee recognizes that the operations of the Company may require travel by Employee on behalf of the Company, and agrees that he will be available to engage in such travel (which will not, however, require the relocation of his residence for the performance of his services) when and as required and at the Company' s expense.

          2. TERM

             The term of Employee's employment under this Employment Agreement commenced effective as of April 20, 1994 and, subject to the terms and conditions of this Employment Agreement, shall continue from April 6, 1999 for a period of sixty (60) consecutive months. On April 6 of each year, beginning April 6, 2000, such term of this Employment Agreement shall be automatically extended for an additional year unless prior to such date Employee or the Company shall have notified the other in writing of its intention not to extend the term of this Employment Agreement.

          3. COMPENSATION

             (a) Employee shall receive as full compensation for his services hereunder, direct from the Company, a salary at the rate of $189,000 per annum, paid by monthly installments, which salary shall be increased by $50,000 per annum on April 6 of each year, increases to start in the year of 1995, during the term of this Employment Agreement. At the discretion of the Board, Employee may be given merit increases and bonuses during the term hereof.

             (b) Upon the issuance of equity securities in the Company pursuant to the sale thereof for a cash consideration or in lieu of a cash payment upon the conversion of debt into such equity securities or for services or any other consideration, after the date hereof and during the term hereof or any extension thereof, Employee is hereby awarded such number of additional shares of Common Stock in the Company that will restore or otherwise increase his equity position in the Company on a fully diluted basis to 33 1/3% of the total issued and outstanding Common Stock of the Company on a fully diluted basis, such grant to be automatic upon the occurrence of such event.

             (c) In addition, in the event Employee is instrumental in obtaining equity financing for the Company during the term hereof for a cash infusion to the capital of the Company of $1,000,000 or more, Employee shall receive as compensation therefor equity securities equal to 33.33% of the equity securities issued pursuant to such financing.


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             (d) At the request of the Employee,  the Company will  undertake to file as promptly as practicable a Registration Statement on Form S-8 or other applicable form with respect to the securities underlying the Options granted to or equity securities issued to Employee pursuant to this Employment Agreement.

          4. EXPENSES

             Employee shall be reimbursed for all ordinary and reasonable out-of-pocket expenses properly incurred while engaged in the business of the Company pursuant to the Company policy then in effect, provided that such are itemized and presented to the Company in accordance with the Company policy then in effect. The Company shall provide a secretary for the Employee at his office.

          5. BENEFITS

             (a) The Company shall provide Employee or Employee shall be entitled to reimbursement for the premium costs of the following insurance policies for the term hereof:

                 (i) $750,000  of  whole life insurance  under which Employee is the insured and has the sole right to designate the beneficiary thereunder;

                (ii) long term disability insurance; and

               (iii) health insurance.

                (iv) All  prescriptions   not  reimbursable  by  such  insurance
                     polcies.

                 (v) Medical expenses not covered by insurances.

Following the termination of Employee's employment hereunder for any reason other than for cause (as hereinafter defined), including, without limitation, by reason of the expiration of the term of this Employment Agreement, and for a period of ten years thereafter, the Company shall (A) continue to reimburse Employee upon demand for the premium costs of the policy described in clause
(i); (B) reimburse Employee upon demand for the premium costs of an individual health insurance policy for Employee and his spouse, if any, that provides

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substantially  the same  coverage as the health  insurance  policy  covering the
Company's most senior executive; and (C) at the Company's expense, provide Employee with an office comparable to his office immediately prior to his termination of employment at a location selected by Employee, together with a full-time secretary of his choice. Further, at least 15 days prior to the date Employee is required to make any federal income tax payments, including, without limitation, estimated tax payments, Employee shall notify the Company of the amount, in cash, that is necessary to be paid to Employee to ensure that the sum of (x) such cash payment, plus (y) the amount of such premiums, plus (z) the value of the office and secretary, to the extent the same constitute taxable income to Employee, less all federal or state taxes on such aggregate amount, will equal the gross amount of the sum of such premiums and the value of the office and the secretary. Within seven days after receipt of such notice, the Company shall pay Employee such amount.

             (b) The Company will reimburse Employee for dues and related expenses of memberships that are used for the benefit of the Company.

             (c) Employee shall be entitled to the full-time use a new Company owned automobile, on which the Company shall purchase all appropriate insurance policies and pay all maintenance and operating expenses. Employee shall, however, reimburse the Company for his personal use of the automobile on a basis to be determined by the Company from time to time.

             (d) Following the termination of Employee's employment with the Company, other than for cause (as hereafter defined), Employee shall be retained as a consultant and entitled to receive an annual supplemental cash retirement and consulting benefit equal to his salary for the year immediately preceding such termination of employment. Such annual supplemental cash retirement and consulting benefit shall be payable for the number of years equal to the number of full years that Employee was employed by the Company prior to the termination of his employment. The amount due in each year shall be payable in twelve (12) equal monthly installments. In the event of the death of Employee during the term of this Employment Agreement, any extension thereof or during the period such annual supplemental retirement and consulting benefits are payable, the Company shall pay to the estate of Employee, within 120 days after the death of Employee, the present value of all amounts that would become due under Section 5(d), which present value shall be calculated by using as a discount rate the prime rate of interest charged by Chemical Bank, N.A., or its successor, on the date of Employee's death.

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          6. TERMINATION OF EMPLOYMENT

             (a) The Board of Directors may terminate Employee's employment upon one (1) month's notice to the Employee for "cause" as hereinafter defined.

             The term "cause", as used in subsection 7(a) above with respect to the termination of Employee's employment by the Company, shall mean (i) embezzlement of property of the Company; or (ii) conviction of a crime which constitutes a felony.

             (b) The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by Employee in connection with Employee's interpretation of, or determinations under, or any actual, threatened or contemplated litigation or legal, administrative or other proceeding involving, the provisions of this Employment Agreement, whether or not initiated by Employee.

          7. OFFICE

             Employee shall be entitled, at no cost to himself and at the Company's expense, to maintain the existing office in Millbrook, New York for the Company.

          8. EMPLOYEE' S COVENANTS

             Upon and subject to the terms am conditions of this Employment Agreement, Employee covenants and agrees with the Company as follows:

             (a) Employee shall remain in the employ of the Company and will carry out the duties and responsibilities assigned to him from time to time by the Company's Board of Directors.

             (b) Employee shall devote a substantial portion of his business time, efforts and abilities to the performance of his duties and the advancement of the Company's interests and the achievement of its corporate goals and objectives; will observe the policies and practices established by the Company's Board of Directors; and will otherwise conduct himself in a manner reasonably calculated to benefit the Company.

             (c) During the term of this Employment Agreement, Employee shall promptly advise the Company's Board of Directors of any business opportunities of which he may become aware related to the business and corporate goals of the Company.

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          9. REPORTS

             Employee shall promptly communicate and disclose to the Company, on request, all information obtained by him in the course of his employment relating to the business of the Company. All written reports, recommendations, advice, records, documents and other materials prepared or obtained by Employee or coming into his possession during his employment hereunder which relate to the progress and performance of the Company shall be the sole and exclusive property of the Company and, at the end of Employee's employment hereunder or at the request of the Company during the period of Employee's employment hereunder, Employee shall promptly deliver all such written materials to the Company. Employee shall prepare and submit to the Company such regular periodic reports as the Company may request with respect to the activities undertaken by him or conducted under his direction in connection with the business of the Company during his employment hereunder. Such reports and the information contained herein shall be and remain the sole property of the Company.

         10. CONFIDENTIALITY

             Employee shall not, during any period of his employment by the Company, divulge, furnish, or make accessible to or use for the benefit of, anyone other than the Company, its directors and officers, otherwise than in the regular course of the business of the Company, or with the prior written consent of the Company, any trade secret or confidential knowledge or information relating in any way to the customers of the Company or to the business or manufacturing processes from time to time carried out or conducted by the Company.

         11. PATENTS, TRADEMARKS, TRADE SECRETS

             Except as the same may be pledged as security for debt, Employee shall assign to the Company, immediately upon making or acquiring them, as the case may be, any and all patent rights, letters patent, copyrights, trade-marks, service marks, trade names and applications therefor in any country and all rights and interests in, to and under the same which he may legally transfer, now possessed by him or hereafter made, acquired, or possessed by him during the term of this Employment Agreement, relating in any way to the business and activities of the Company and its subsidiary and affiliated companies and agrees that, upon request, he will promptly make all disclosures, execute all instruments and papers, and perform all such other actions whatsoever necessary or desired by the Company to vest and confirm in it, its successors, assigns and nominees, fully and completely, all rights created or contemplated by this section 11 and to which may be necessary or desirable to enable the Company and its successors, assigns and nominees to secure and enjoy the full benefits and advantages thereof.

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         12. INDEMNIFICATION AND DIRECTORS AND OFFICERS LIABILITY INSURANCE

             The Company shall indemnify Employee and advance expenses with respect to any indemnifiable matter to Employee to the fullest extent permitted by applicable law. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company, the Employee shall be covered by such policy or policies in accordance with their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under any such policy or policies.

         13. PROHIBITED SOLICITATION

             At no time during the full year following the termination of this Employment Agreement shall Employee attempt to induce any person to leave the employment of the Company.

         14. REGISTRATION RIGHTS

             The Employee shall have all of the rights and benefits, pari passu, with the beneficiaries of any Registration Rights Agreement binding upon the Company.

         15. INJUNCTIVE RELIEF

             The Company and Employee acknowledge and agree that the executive and managerial services to be rendered by Employee hereunder are of such a special, unique and extraordinary character that it gives them a peculiar value impossible of replacement and for the loss of which the Company cannot be reasonably or adequately compensated in damages. Employee acknowledges and agrees that a breach by him of the provisions of Sections 10, 11 or 13 hereof will cause the Company irreparable injury and damage, and the Company shall be entitled to injunctive relief to prevent any such prospective or continuing breach.

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         16. ARBITRATION

             Any dispute arising with respect to this Employment Agreement shall be submitted to arbitration by a single arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect, and judgment upon any award of such arbitrator may be entered in any court having jurisdiction thereof. The costs of any arbitration proceeding hereunder, excluding the out-of-pocket costs and accounting and legal fees and related disbursements of each party which shall be borne by the party incurring same, shall be shared equally by the parties.

         17. WAIVER

             Failure to insist upon compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         18. SEVERABILITY

             The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The parties to this Employment Agreement agree and intend that this Employment Agreement shall be enforced as fully as it may be enforced consistent with applicable statutes and rules of law.

         19. NOTICES

             Any notices required or permitted hereunder shall be given in writing by registered or certified first class mail (air mail if international), postage prepaid, addressed to the parties at their respective addresses first above set forth, or to such other address as either party may from time to time designate by notice to the other hereunder.

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         20. CHOICE OF LAW

             This Employment Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of laws principles thereof.

         21. ENTIRE AGREEMENT

             This Employment Agreement represents the entire agreement of the parties hereto, and supersedes any other agreements between the parties with respect to the subject matter thereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

                                       EPIGEN, INC.


                                       By:  /s/:  Richard E. Kent
                                            ------------------------------------
                                            Name: Richard E. Kent
                                            Title:   Vice Chairman



                                       /s/:  Donald C. Fresne
                                       -----------------------------------------
                                       Donald C. Fresne



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